Q1 2018 highlights Hey-oh, it’s our Exhibit 99.3

It’s more than half a billion. #moneymoves $500M annual revenue run rate ($519.2M, in fact)

$129.8M in quarterly revenue That’s 38% higher than last year.

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Hey-oh, it's our

Q1 2018 highlights

It's more than half a billion. #moneymoves

$500M

annual revenue run rate

($519.2M, in fact)

$129.8M

in quarterly revenue

That's 38% higher than last year.

A smart knowledge base for better self-service and empowered agents.

zendesk guide

Enterprise Launch

Answer Bot

now chatting in:

- German
- French
- Dutch

*it speaks Spanish, Portuguese and English too.


Guten Tag!
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